UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2011

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2/F, Guangri Tower
No. 9 Siyounan Road 1st Street
Yuexiu District
Guangzhou, China 510600

(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212

(Registrant’s telephone number, including area code)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed in the Current Report on Form 8-K of China Medicine Corporation (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2011, on February 15, 2011, the Company was informed by Frazer Frost, LLP (“Frazer Frost”), that after completion of the current audit for the year ended December 31, 2010, it will decline to stand for re-appointment as the Company’s independent registered public accounting firm for the Company’s audit and for the quarterly reviews of the Company for the year ending December 31, 2011.

On August 16, 2011, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”), determined that the engagement of Frazer Frost as the Company’s independent registered public accounting firm should be terminated prior to the completion of the Company’s audit for the year ended December 31, 2010 and the quarterly review of the Company for the year ending December 31, 2011.  The Audit Committee approved the dismissal of Frazer Frost effective immediately.

The audit reports of Frazer Frost on the financial statements of the Company as of and for the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.   However, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on March 23, 2011, in connection with the preparation of the Company’s financial statements for the year ended December 31, 2010, certain accounting and reporting errors were identified with respect to improper activities by certain employees of Guangzhou LifeTech Pharmaceutical Co. Ltd, a wholly-owned subsidiary that the Company acquired on October 26, 2009.  The Company has been conducting an internal review with respect to these matters.  In the course of such review, it has observed that similar accounting and reporting errors also took place at Guangzhou Konzern Medicine Co., Ltd. (“Konzern”), another wholly-owned subsidiary of the Company, in relation to the subsidiary’s financial statements for the fiscal years ended December 31, 2008 and 2009.  As further disclosed in the Current Report on Form 8-K filed by the Company with the Commission on July 8, 2011, during the course of the on-going internal reviews mentioned above, on July 1, 2011, the Board determined that the accounting and reporting errors at Konzern also occurred in fiscal years 2006 and 2007 in addition to fiscal years 2008, 2009 and the quarterly periods in fiscal year 2010, and such errors materially impacted the previously issued financial statements.  As a result of all of the foregoing the Board, concluded that the Company’s previously issued financial statements contained in the Company’s annual reports on Form 10K for the fiscal years ended December 31, 2006, 2007, 2008 and 2009, and the Quarterly reports on Form 10-Q for the period within the fiscal year 2006, 2007, 2008, 2009 and 2010 (collectively, the “previously issued financial statements”) should no longer be relied upon.

In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through August 16, 2011, there were: (i) no disagreements between the Company and Frazer Frost on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Frazer Frost, would have caused Frazer Frost to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except for the matters mentioned above.  However, as the Company previously disclosed in the Current Reports on Form 8-K filed with the Commission on March 23, 2011 and July 8, 2011, the Company expects to restate its previously issued financial statements contained in its Annual Report on Form 10-K for the fiscal years 2006, 2007, 2008 and 2009, and the Quarterly Reports on Form 10-Q for the periods within the fiscal years 2006, 2007, 2008, 2009 and 2010.  As a result, Frazer Frost did not review the Company’s quarterly financial statements for the fiscal quarters ended March 31, 2011 and June 30, 2011.

The Company has provided Frazer Frost with a copy of the disclosures in this Form 8-K and has requested that Frazer Frost furnish it with a letter addressed to the Commission stating whether or not Frazer Frost agrees with the Company’s statements in this Item 4.01. A copy of the letter dated August 22, 2011, furnished by Frazer Frost in response to that request is filed as Exhibit 16.1 to this Form 8-K.

As of the date of this Current Report on Form 8-K the Company has not engaged a successor independent registered public accounting firm; however, the Company is in a process of finalizing the search of a reputable, international independent registered public accounting firm and will make a timely announcement when the search is complete and the engagement of a successor independent registered public accounting firm becomes effective.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description
16.1	Letter of Frazer Frost, LLP, dated August 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer

Date:    August 22, 2011